UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 14, 2025

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

     not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Set forth below are the voting results from the 2025 Annual Meeting of Shareholders held on May 14, 2025:

Total shares voted: 36,949,703

Proposal 1: Election of Directors

The nominees for director set forth under “Nominees” below were elected to the Company’s board of directors.

	Number of Shares
Nominees	For	Withheld	Broker Non-Vote
R. John Fletcher	23,687,036	265,342	12,997,325
Robert A. Cascella	23,574,888	377,490	12,997,325
Donna French	23,886,587	65,791	12,997,325
Joseph M. Manko, Jr.	23,872,625	79,753	12,997,325
Shahriar (Shar) Matin	23,887,457	64,921	12,997,325
Linda Tharby	23,893,248	59,130	12,997,325
Edward Wholihan	23,905,034	47,344	12,997,325

Proposal 2: Approval, on an advisory basis, of the compensation of the Company’s executive officers.

The Company’s shareholders, on an advisory basis, approved the compensation of the Company’s executive officers.

	For	Against	Abstain	Broker Non-Vote
Number of Shares	23,167,952	702,827	81,599	12,997,325

Proposal 3: Ratification of the appointment of independent registered accountants for the 2025 fiscal year.

The Company’s shareholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accountants for the 2025 fiscal year.

	For	Against	Abstain
Number of Shares	36,910,101	9,621	29,981

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: May 14, 2025	By:	/s/ Linda Tharby
Linda Tharby Chief Executive Officer